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                                                                    EXHIBIT 12.1



                           GOTHIC ENERGY CORPORATION
               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS


                                         YEAR ENDED DECEMBER 31,                        SIX MONTHS ENDED JUNE 30,
                                ---------------------------------------         ---------------------------------------
                                      HISTORICAL              PRO FORMA                HISTORICAL             PRO FORMA
                                ------------------------      ---------         ------------------------      ---------
                                  1995           1996           1996              1996           1997           1997
                                ---------      ---------      ---------         ---------      ---------      ---------
Loss before income taxes
   and extraordinary item        $(7,583)       $(4,508)       $(9,749)          $(5,305)        $ (749)       $(2,855)

Add:
   Interest on indebtedness          594          1,460         12,250               649          1,973          6,125
   Amortization of debt
      discount and financing
      costs                        1,033             69          1,377               ---            953            689
                                --------       --------       --------          --------       --------       --------
Income as adjusted                (5,956)        (2,979)         3,878            (4,656)         2,177          3,959


Fixed Charges:
   Interest on indebtedness          594          1,460         12,250               649          1,973          6,125
   Amortization of debt
      discount and financing
      costs                        1,033             69          1,377               ---            953            689
   Preferred dividends               ---          1,173          1,173               533            196            196
                               ---------       --------       --------          --------       --------       --------
                                 $ 1,627        $ 2,702        $14,800           $ 1,182         $3,122        $ 7,010


Ratio of earnings to fixed
   charges                           ---            ---            0.3               ---            0.7            0.6
                                --------       --------       --------          --------       --------       --------

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